EXHIBIT 99.1

March Toward Long-Term Profitability Continues as First Horizon Enters 150th Year

MEMPHIS, Tenn., Jan. 17, 2014 (GLOBE NEWSWIRE) -- In 2013 First Horizon National Corp. (NYSE:FHN) continued making progress toward long-term profitability in its regional banking business through First Tennessee and its fixed income business through FTN Financial. The company also continued to unwind from the mortgage business it sold in 2008. 2013 net income available to common shareholders was $24 million, and earnings per common share were $0.10. In the fourth quarter, consolidated net income available to common shareholders was $49 million or $0.21 per share.

"In 2013 our bankers and FTN Financial team continued to build on our promise to be the best at serving our customers, one opportunity at a time. We earned the number one market share in Tennessee, grew loans in our regional bank and continued to wind down our non-strategic businesses," said Bryan Jordan, First Horizon's chairman and CEO. "As we prepare to celebrate our company's 150th anniversary this year we're focused on building our business for generations to come, improving asset quality, controlling costs and managing our business to create long-term value for our shareholders."

Financial highlights

  In the regional bank average loans grew 2 percent and average core deposits were up 2 percent from 2012 to 2013. Expenses declined 7 percent even as the bank continued to selectively invest in talent, products and technology.
  The fixed income group remained an important part of First Horizon's business mix, making significant contributions to overall fee income in spite of uncertain market conditions that led to lower sales volumes.
  Asset quality improved throughout the year, with net charge-offs down 58 percent and reserves down 8 percent from 2012 to 2013. The loan loss provision declined 29 percent year over year.
  Capital ratios remain strong, with estimated Tier 1 capital at 14 percent at the end of 2013.

FHN CONSOLIDATED SUMMARY RESULTS
Quarterly, Unaudited

							4Q13 Changes vs.		Twelve months ended		2013 vs.
(Dollars in thousands, except per share data)		4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
Income Statement Highlights
Net interest income		$ 157,135	$ 158,838	$ 160,019	$ 161,382	$ 170,598	(1)%	(8)%	$ 637,374	$ 688,667	(7)%
Noninterest income		132,860	150,571	142,983	156,403	151,143	(12)%	(12)%	582,817	670,636	(13)%
Securities gains/(losses), net		2,183	(96)	(351)	24	(4,700)	NM	NM	1,760	693	NM
Total revenue		292,178	309,313	302,651	317,809	317,041	(6)%	(8)%	1,221,951	1,359,996	(10)%
Noninterest expense		260,097	433,556	227,408	240,540	271,361	(40)%	(4)%	1,161,601	1,383,701	(16)%
Provision for loan losses		15,000	10,000	15,000	15,000	15,000	50%	*	55,000	78,000	(29)%
Income/(loss) before income taxes		17,081	(134,243)	60,243	62,269	30,680	NM	(44)%	5,350	(101,705)	NM
Provision/(benefit) for income taxes		(36,555)	(31,094)	15,008	17,730	(12,914)	(18)%	NM	(34,911)	(85,262)	59%
Income/(loss) from continuing operations		53,636	(103,149)	45,235	44,539	43,594	NM	23%	40,261	(16,443)	NM
Income/(loss) from discontinued operations, net of tax		(6)	123	1	430	(12)	NM	50%	548	148	NM
Net income/(loss)		53,630	(103,026)	45,236	44,969	43,582	NM	23%	40,809	(16,295)	NM
Net income attributable to noncontrolling interest		2,934	2,875	2,843	2,813	2,901	2%	1%	11,465	11,464	*
Net income/(loss) attributable to controlling interest		50,696	(105,901)	42,393	42,156	40,681	NM	25%	29,344	(27,759)	NM
Preferred stock dividends		1,550	1,550	1,550	1,188	--	*	NM	5,838	--	NM
Net income/(loss) available to common shareholders		$ 49,146	$ (107,451)	$ 40,843	$ 40,968	$ 40,681	NM	21%	$ 23,506	$ (27,759)	NM
Common Stock Data
Diluted EPS from continuing operations		$ 0.21	$ (0.45)	$ 0.17	$ 0.17	$ 0.17	NM	24%	$ 0.10	$ (0.11)	NM
Diluted EPS		$ 0.21	$ (0.45)	$ 0.17	$ 0.17	$ 0.17	NM	24%	$ 0.10	$ (0.11)	NM
Diluted shares (thousands)		236,753	236,895	240,891	242,799	246,132	*	(4)%	239,794	248,349	(3)%
Period-end shares outstanding (thousands)		236,370	236,328	240,555	241,225	243,598	*	(3)%	236,370	243,598	(3)%
Cash dividends declared per share		$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.01	*	NM	$ 0.20	$ 0.04	NM
Balance Sheet Highlights (Period-End)
Total loans, net of unearned income (Restricted - $.1 billion)	(a)	$ 15,389,074	$ 15,408,556	$ 16,197,952	$ 15,889,670	$ 16,708,582	*	(8)%
Total deposits		16,734,956	16,283,909	17,011,884	16,204,467	16,629,709	3%	1%
Total assets (Restricted - $.1 billion)	(a) (b)	23,792,576	23,858,753	24,852,800	24,803,048	25,334,019	*	(6)%
Total liabilities (Restricted - $.1 billion)	(a) (b)	21,292,083	21,425,460	22,306,392	22,203,321	22,824,813	(1)%	(7)%
Total equity		2,500,493	2,433,293	2,546,408	2,599,727	2,509,206	3%	*
Asset Quality Highlights
Allowance for loan losses (Restricted - $4.4 million)	(a)	$ 253,809	$ 255,710	$ 261,934	$ 265,218	$ 276,963	(1)%	(8)%
Allowance / period-end loans		1.65%	1.66%	1.62%	1.67%	1.66%
Net charge-offs		$ 16,901	$ 16,224	$ 18,284	$ 26,745	$ 19,781	4%	(15)%
Net charge-offs (annualized) / average loans		0.44%	0.41%	0.46%	0.67%	0.48%
Non-performing assets (NPA)	(c)	$ 434,988	$ 482,045	$ 506,265	$ 418,385	$ 419,369	(10)%	4%
NPA %	(c) (d)	1.95%	2.19%	2.25%	1.81%	1.84%
Key Ratios & Other
Return on average assets (annualized)	(e)	0.89%	(1.69)%	0.74%	0.73%	0.69%
Return on average common equity (annualized)	(f)	9.37%	(20.39)%	7.46%	7.48%	7.20%
Net interest margin	(g) (h)	2.98%	2.97%	2.96%	2.95%	3.09%
Fee income to total revenue	(i)	45.81%	48.66%	47.19%	49.22%	46.98%
Efficiency ratio	(j)	89.69%	NM	75.05%	75.69%	84.34%
Book value per common share	(k)	$ 8.92	$ 8.64	$ 8.96	$ 9.16	$ 9.09
Tangible book value per common share	(h) (k)	$ 8.23	$ 7.95	$ 8.28	$ 8.51	$ 8.44
Adjusted tangible common equity to risk weighted assets	(h) (l)	10.31%	9.69%	9.69%	9.91%	9.93%
Market capitalization (millions)		$ 2,753.7	$ 2,597.2	$ 2,694.2	$ 2,576.3	$ 2,414.1
Full time equivalent employees		4,309	4,338	4,296	4,381	4,507
NM - Not meaningful
* Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Restricted balances parenthetically presented are as of December 31, 2013.
(b) Balances reflect the net presentation of certain capital markets receivables and payables. Prior periods have been revised for comparability.
(c) 2013 increase primarily relates to second liens placed on nonaccrual based on information received from a third-party on the performance status of non-FHN serviced first liens and acquired foreclosed real estate from the MNB acquisition.
(d) NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(e) Calculated using net income.
(f) Calculated using net income available to common shareholders.
(g) Net interest margin is computed using net interest income adjusted to a fully taxable equivalent ("FTE") basis.
(h) Refer to the Non-GAAP to GAAP Reconciliation.
(i) Ratio excludes securities gains/(losses).
(j) Noninterest expense divided by total revenue excluding securities gains/(losses).
(k) 2Q13 decrease due to $40 million prepaid share repurchase agreement, shares were delivered in 3Q13.
(l) Current quarter is an estimate.

Certain measures in this release are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (GAAP) in the U.S. First Horizon's management believes such measures are relevant to understanding the capital position and results of the company. The non-GAAP items presented in this release are tangible book value per common share, adjusted tangible common equity to risk-weighted assets and net interest margin computed using net interest income adjusted for FTE. These measures are reported to First Horizon's management and board of directors through various internal reports. Additionally, disclosure of the non-GAAP capital ratios provides a meaningful base for comparability to other financial institutions as demonstrated by their use by the various banking regulators in reviewing the capital adequacy of financial institutions. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by First Horizon. The reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items can be found in this table:

NON-GAAP to GAAP Reconciliation
(Period End, Dollars in Thousands except per share data) (Unaudited)	4Q13	3Q13	2Q13	1Q13	4Q12
Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$ 2,500,493	$ 2,433,293	$ 2,546,408	$ 2,599,727	$ 2,509,206
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,257	295,165
Less: Preferred stock	95,624	95,624	95,624	95,624	--
(B) Total common equity	2,109,438	2,042,238	2,155,353	2,208,846	2,214,041
Less: Intangible assets (GAAP) (b)	163,931	162,695	163,623	156,014	156,942
(C) Tangible common equity (Non-GAAP)	1,945,507	1,879,543	1,991,730	2,052,832	2,057,099
Less: Unrealized gains on AFS securities, net of tax	(11,241)	11,153	9,439	48,591	55,250
(D) Adjusted tangible common equity (Non-GAAP)	$ 1,956,748	$ 1,868,390	$ 1,982,291	$ 2,004,241	$ 2,001,849

Period-end Shares Outstanding
(E) Period-end shares outstanding	236,370	236,328	240,555	241,225	243,598

Risk Weighted Assets
(F) Risk weighted assets (c) (d)	$ 18,971,300	$ 19,275,526	$ 20,460,353	$ 20,231,850	$ 20,153,430

Ratios
(D)/(F) Adjusted tangible common equity to risk weighted assets ("TCE/RWA") (Non-GAAP) (c)	10.31%	9.69%	9.69%	9.91%	9.93%
(C)/(E) Tangible book value per common share (Non-GAAP)	$ 8.23	$ 7.95	$ 8.28	$ 8.51	$ 8.44

Net interest income adjusted for impact of fully taxable equivalent ("FTE") (Non-GAAP)
Net interest income (GAAP)	$ 157,135	$ 158,838	$ 160,019	$ 161,382	$ 170,598
FTE adjustment	2,044	1,894	1,913	1,787	1,842
Net interest income adjusted for impact of FTE (Non-GAAP)	$ 159,179	$ 160,732	$ 161,932	$ 163,169	$ 172,440
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Included in total equity on the Consolidated Balnce Sheet.
(b) Includes goodwill and other intangible assets, net of amortization.
(c) Current quarter is an estimate.
(d) Defined by and calculated in conformity with bank regulations.

Conference call

Management will hold a conference call at 8:30 a.m. Central Time today to review earnings and performance trends. There will also be a live webcast accompanied by the slide presentation available in the investor relations section of www.firsthorizon.com. The call and slide presentation may involve forward-looking information, including guidance.

Participants can call toll-free starting at 8:15 a.m. by dialing 877-303-6618. The number for international participants is 224-357-2205. The conference ID number is 30344741. Participants can also listen to the live audio webcast with the accompanying slide presentation through the website. A replay will be available from noon today until 11:59 p.m. Jan. 31. To listen to the replay, dial 855-859-2056 or 404-537-3406. The passcode is 30344741. The event also will be archived and available by midnight Central Time on the website.

Other information

This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, inflation or deflation, market (particularly real estate market) and monetary fluctuations, natural disasters, customer, investor and regulatory responses to these conditions and items already mentioned in this press release, as well as critical accounting estimates and other factors described in First Horizon's annual report on Form 10-K and other recent filings with the SEC. First Horizon disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

About First Horizon

The 4,300 employees of First Horizon National Corp. (NYSE:FHN) provide financial services through more than 170 bank locations in and around Tennessee and 21 FTN Financial Group offices in the U.S. and abroad. First Tennessee Bank has the leading market share in Tennessee and one of the highest customer retention rates of any bank in the country. FTN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional clients in the U.S. and abroad. First Horizon has been recognized as one of the nation's best employers by Working Mother and American Banker magazines. More information is available at www.FirstHorizon.com.

FHN-G

CONTACT: First Horizon Investor Relations
         Aarti Bowman, (901) 523-4017

         First Horizon Media Relations
         Jack Bradley, (901) 523-4813